Exhibit 4.1

Dated March 14, 2014
FIRST SUPPLEMENTAL INDENTURE
to
INDENTURE
DATED AS OF AUGUST 2, 2013
in respect of
£100,000,000 8.375% SENIOR SECURED NOTES DUE 2020

among
CABOT FINANCIAL (LUXEMBOURG) S.A.
as Issuer
CABOT FINANCIAL LIMITED
as Company
CABOT CREDIT MANAGEMENT LIMITED
as Guarantor
CITIBANK, N.A., LONDON BRANCH
as Trustee
and certain Guarantors named herein

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This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of March 14, 2014, among the Guarantors named in Schedule 1 hereto (together, the “New Guarantors”, and each, a “New Guarantor”), CABOT FINANCIAL (LUXEMBOURG) S.A., a société anonyme incorporated under Luxembourg law with registered office at L-5365 Munsbach, 6, rue Gabriel Lippmann, registered with the register of commerce and companies of Luxembourg under the number B 171.125 (the “Issuer”), CABOT CREDIT MANAGEMENT LIMITED, a limited liability company organized under the laws of England and Wales (“CCM”), CABOT FINANCIAL LIMITED, a limited liability company incorporated under the laws of England and Wales (the “Company”), certain subsidiaries of the Company from time to time parties hereto and CITIBANK, N.A., LONDON BRANCH, as trustee (the “Trustee”), under the Indenture referred to below.
RECITALS
WHEREAS the Issuer, the Company, and the Trustee are parties to an Indenture, dated as of August 2, 2013 (as amended, supplemented, waived or otherwise modified (the “Indenture”), providing for the issuance of the Issuer’s 8.375% Senior Secured Notes due 2020;
WHEREAS, pursuant to Section 4.16 of the Indenture, each New Guarantor is required to execute a Supplemental Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture, including the agreement to guarantee contained herein;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Section 1.	Capitalized Terms.
Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.
Section 2.Agreement to Guarantee.
Pursuant to, and subject to the provisions of, Article XI of the Indenture, each New Guarantor (which term includes each other New Guarantor that hereinafter guarantees the Notes pursuant to the terms of the Indenture) hereby unconditionally and irrevocably guarantees, jointly and severally with each other New Guarantor and all Guarantors, to each Holder and to the Trustee and their successors and assigns to the extent set forth in the Indenture and subject to the provisions thereof (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, or interest, premium, if any, on, the Notes and all other monetary obligations of the Issuer under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each New Guarantor further agrees that the Guaranteed Obligations maybe extended or renewed, in whole or in part, without notice or further assent from such New Guarantor and that such New Guarantors will remain bound under Article XI of the Indenture, notwithstanding any extension or renewal of any Guaranteed Obligation.
The Guaranteed Obligations of each New Guarantor to the Holders of Notes and to the Trustee pursuant to the Indenture as supplemented hereby, are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

The obligations of each New Guarantor hereunder and under the Indenture shall be subject to the limitations set forth in Section 11.02 of the Indenture.
Section 3.Ratification and Effect.
Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder of Notes, by accepting the Notes whether heretofore or hereafter authenticated and delivered (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that each New Guarantor and each Guarantor shall be released from all its obligations with respect to this Guarantee in accordance with the terms of the Indenture, including Section 11.08 of the Indenture and upon any defeasance of the Notes in accordance with Article VIII of the Indenture.
Section 4.Governing Law.
THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 5.Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
The Issuer and each New Guarantor irrevocably submit to the non-exclusive jurisdiction of any New York State or U.S. federal court located in the Borough of Manhattan in the City and State of New York over any suit, action or proceeding arising out of or relating to this Indenture and irrevocably waive any right to trial by jury in connection with any such suit, action or proceeding. The Issuer and each New Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which they may have, pursuant to New York law or otherwise, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum. In furtherance of the foregoing, the Issuer and each New Guarantor hereby irrevocably designate and appoint Corporation Service Company (at its office at 1180 Avenue of the Americas, Suite 210, New York, New York 10036-8401) as its agent to receive service of all process brought against them with respect to any such suit, action or proceeding in any such court in the City and State of New York, such service being hereby acknowledged by it to be effective and binding service in every respect. Copies of any such process so served shall also be given to the Issuer in accordance with Section 13.02 of the Indenture, but the failure of the Issuer to receive such copies shall not affect in any way the service of such process as aforesaid.
Section 6.Counterpart Originals.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 7.	The Trustee.
The Trustee has entered into this Supplemental Indenture solely upon request of the Issuer and assumes no obligation hereunder. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto and not the Trustee.

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Section 8.	Effect of Headings.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 9.	Conflicts.
To the extent of any inconsistency between the terms of the Indenture or the Global Notes and this Supplemental Indenture, the terms of this Supplemental Indenture will control.

Section 10.	Counterparts.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.	Successors.
All covenants and agreements in this Supplemental Indenture given by the parties hereto shall bind their successors.

(Signature page follows.)

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CABOT FINANCIAL (LUXEMBOURG) S.A.
as Issuer

By: /s/ Duncan Smith________________
Name: Duncan Smith
Title: Director

CABOT FINANCIAL LIMITED
as Company

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

CABOT CREDIT MANAGEMENT LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

MARLIN FINANCIAL GROUP LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

MARLIN FINANCIAL INTERMEDIATE LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

MARLIN FINANCIAL INTERMEDIATE II LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

MARLIN MIDWAY LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

(Signature Page to First Supplemental Indenture)

BLACK TIP CAPITAL HOLDINGS LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

MARLIN SENIOR HOLDINGS LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

MARLIN PORTFOLIO HOLDINGS LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

MARLIN FINANCIAL SERVICES LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

MARLIN LEGAL SERVICES LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

MARLIN CAPITAL EUROPE LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

MCE PORTFOLIO LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

(Signature Page to First Supplemental Indenture)

MFS PORTFOLIO LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

MARLIN EUROPE I LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

MARLIN EUROPE II LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

ME III LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

ME IV LIMITED
as Guarantor

By: /s/ Christopher Ross-Roberts_______
Name: Christopher Ross-Roberts
Title: Director

CITIBANK, N.A., LONDON BRANCH
as Trustee

By: /s/ Andrew McIntosh___________________
Name: Andrew McIntosh
Title: Vice President

(Signature Page to First Supplemental Indenture)

SCHEDULE 1
NEW GUARANTORS

Name of the Company	Registered Seat	Company Number
MARLIN FINANCIAL GROUP LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	7,195,881
MARLIN FINANCIAL INTERMEDIATE LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	7,196,379
MARLIN FINANCIAL INTERMEDIATE II LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	8346249
MARLIN MIDWAY LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	8255990
BLACK TIP CAPITAL HOLDINGS LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	5927496
MARLIN SENIOR HOLDINGS LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	8215555
MARLIN PORTFOLIO HOLDINGS LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	8,215,352
MARLIN FINANCIAL SERVICES LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	4,618,038

MARLIN LEGAL SERVICES LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	6,200,270
MARLIN CAPITAL EUROPE LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	4,623,224
MCE PORTFOLIO LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	5892466
MFS PORTFOLIO LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	5477405
MARLIN EUROPE I LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	5948653
MARLIN EUROPE II LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	6145019
ME III LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	7255614
ME IV LIMITED	Marlin House 16-22 Grafton Road Worthing West Sussex BN11 1QP United Kingdom	7256706

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